                                                                 Exhibit 23.4


                         CONSENT OF DIRECTOR NOMINEE


    I hereby consent to be named as a director nominee of Arbor National Holdings, Inc. ("Arbor") under the caption "Management - Non-Employee Director Nominees" in the Registration Statement (Form S-1 No. 333-56889) and related Prospectus of Arbor, as may be amended from time to time.



July 23, 1998                                         /s/Richard A. Lippe
                                                      -------------------
                                                      Richard A. Lippe

                         CONSENT OF DIRECTOR NOMINEE


    I hereby consent to be named as a director nominee of Arbor National Holdings, Inc. ("Arbor") under the caption "Management - Non-Employee Director Nominees" in the Registration Statement (Form S-1 No. 333-56889) and related Prospectus of Arbor, as may be amended from time to time.



July 23, 1998                                         /s/Larry Swedroe
                                                      ----------------
                                                      Larry Swedroe

                         CONSENT OF DIRECTOR NOMINEE


    I hereby consent to be named as a director nominee of Arbor National Holdings, Inc. ("Arbor") under the caption "Management - Non-Employee Director Nominees" in the Registration Statement (Form S-1 No. 333-56889) and related Prospectus of Arbor, as may be amended from time to time.



July 23, 1998                                         /s/Scott Rudolph
                                                      ------------------------
                                                      Scott Rudolph